                                                                     EXHIBIT "D"
                               A. M. CASTLE & CO.
                      LONG TERM INCENTIVE COMPENSATION PLAN


     1. HISTORY, PURPOSE AND EFFECTIVE DATE. A. M. Castle & Co., a Delaware corporation (the "Company"), has established this Long Term Incentive Compensation Plan (the "Plan") to aid the Company in attracting and retaining senior executives and other key management employees of outstanding ability, motivating superior effort and performance levels by plan participants, providing the Company with an effective tool for directing and focusing senior executives on longer-term challenges, reinforcing a desired management culture of teamwork and cooperation, and rewarding achievement of increases in shareholder value superior to those of United States industry. The effective date of the Plan is January 1, 1989.

     2. ADMINISTRATION. The Plan shall be administered and interpreted by the Human Resources Committee of the Company's Board of Directors (the "Committee"). Any interpretation of the Plan and any decision on any matter within the Committee's discretion made by it in good faith shall be binding on all persons.

     3. PARTICIPATION AND MAXIMUM AWARD PERCENTAGES. For each Performance Cycle (as described in paragraph 4), the Committee shall designate the senior executives and key management employees of the Company who shall be Participants in the Plan and shall establish a Maximum Award Percentage with respect to each such Participant for such Performance Cycle.

     4. PERFORMANCE CYCLES. Incentive compensation payable under the Plan shall be determined on the basis of Performance Cycle, each of which shall be a three-consecutive-calendar-year period. Performance Cycles shall commence on January 1 occurring on or after January 1, 1987.

     5. PERFORMANCE AWARDS. Subject to the terms and conditions of the Plan, each Participant in the Plan for any Performance Cycle shall be entitled to a Performance Award if the annual compounded total return (based upon stock appreciation and deemed reinvestment of dividends) on the Company's common stock for that Performance Cycle equals or exceeds 1.5% plus the annual compounded total return on the common stock of the Standard & Poor's 500 Industrials for such period. Subject to the terms and conditions of the Plan, a Participant's Performance Award for a Performance Cycle shall be an amount equal to the product of (i) the Participant's Base Salary (as defined below) multiplied by
(ii) his Maximum Award Percentage determined under Paragraph 3 and further multiplied by (iii) the applicable Attainment Percentage for that Performance Cycle determined under the following Schedule (using straight line interpolation for total returns between the maximum and minimum returns shown):

     COMPANY'S TOTAL RETURN             ATTAINMENT PERCENTAGE

       S & P 500 + 1.500%                        33%
       S & P 500 + 3.500%                        67%
       S & P 500 + 5.500%                       100%

A Participant's "Base Salary" for the Performance Cycles beginning on January 1, 1987 and January 1, 1988 shall be equal to his base salary rate in effect on December 31, 1988. For each other Performance Cycle, a Participant's Base Salary shall be equal to his base salary rate in effect on the June 30th of the second year of the Performance Cycle or, if earlier, the June 30th immediately preceding his death or retirement.

     6. LIMITATIONS ON PERFORMANCE AWARDS. Notwithstanding the provisions of paragraph 5, no Performance Award shall be made for any Performance Cycle if the Company's earnings for the last year of that Performance Cycle are less than the highest annual dividend paid by the Company in any of the three calendar years immediately preceding the last year of the Performance Cycle.

     7. PAYMENT OF AWARDS. A Participant's Performance Award for any Performance Cycle shall be payable as soon as practicable after the end of that Performance Cycle in the form of shares of the Company's common stock with a fair market value equal to the amount of the Participant's Performance Award, subject to the following:

     (a)  fractional shares shall be disregarded;

     (b) fifty percent of the shares awarded to a Participant for any Performance Cycle shall be restricted in accordance with subparagraph
          (c) below until the first anniversary of the last day of the Performance Period, and the balance shall be so restricted until the second anniversary of the last day of the Performance Cycle;

     (c) during the period for which it is restricted under subparagraph (b) above (the "Restricted Period"), any share of common stock awarded to a Participant under the Plan may not be sold, transferred, pledged or otherwise assigned or encumbered and shall be subject to forfeiture in accordance with paragraph 8;

     (d) each certificate issued with respect to such shares shall be registered in the name of the Participant and deposited with the Company until the end of the applicable Restricted Period; and

     (e) subject to the provisions of paragraph 8, each share of common stock awarded to a Participant under the Plan shall be distributed to him, free of all restrictions, promptly after the termination of the applicable Restricted Period.

For purposes of the Plan, the fair market value of a share of the Company's common stock shall be determined on the basis of the closing price of a share of the Company's common stock on the last day of the Performance Cycle as quoted on the American Stock exchange Composite

Transactions or other principal market quotation selected by the Committee.

     8.   TERMINATION OF EMPLOYMENT.

     (a) GENERALLY. If a Participant's employment with the Company terminates for any reason other than Death or Retirement (as defined below), the Participant shall not be entitled to a Performance Award for any Performance Cycle during which such termination occurs, and he shall forfeit all shares of common stock previously awarded to him under the Plan with respect to which the Restricted Period has not terminated.

     (b) RETIREMENT. If a Participant's employment with the Company terminates by reason of his Retirement, the Participant shall be entitled to a Performance Award for each Performance Cycle during which his Retirement occurs as if he continued in the employ of the Company through the last day of the Performance Cycle; provided, however, that the Committee may reduce any such award to the extent it deems such reduction appropriate to reflect the portion of the Performance Cycle elapsed prior to his Retirement; and provided, further, that if the retired Participant at any time performs any services as a consultant or employee or otherwise for a competitor of the Company, he shall forfeit any Performance Award not yet paid to him and any common stock previously awarded under the Plan for which the applicable Restricted Period has not terminated. For purposes of the Plan, the term "Retirement" means retirement on or after attainment of early retirement age under any applicable retirement plan of the Company.

     (c) DEATH. If a Participant's employment with the Company terminates by reason of his Death, the Participant's estate shall be entitled to a Performance Award for each Performance Cycle during which such Death occurs as if the Participant continued in the employ of the Company through the last day of the Performance Cycle; provided, however, that the Committee may reduce any such award to the extent it deems such reduction appropriate to reflect the portion of the Performance Cycle elapsed prior to the Participant's Death; and provided, further, that any shares so awarded shall be free of any restrictions under paragraph 7. The remaining Restricted Period of any shares of common stock awarded to a Participant prior to his Death shall terminate as of the date of his Death and such shares shall be distributed to the Participant's estate free of all restrictions.

     9. ADJUSTMENTS. Notwithstanding the foregoing provisions of the Plan, in the event of any corporate change which would materially and unjustly affect the Attainment Percentage for any Performance Cycle, the Committee shall make such equitable adjustments under the Plan as it determines are consistent with the purpose of the Plan, and will fairly preserve the benefits of the Plan to the Participant and the Company. Corporate changes for purposes of the preceding sentence shall include, but are not limited to, changes in the Company's accounting policies, acquisitions and divestitures.

     10. WITHHOLDING. Any payment under the Plan is subject to withholding for payment of all applicable taxes. In the discretion of the Committee, the Company shall retain that portion of any Performance Award which is equal to the amount required for withholding of income taxes.

     11. NONTRANSFERABILITY. The interests of Participants under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated or encumbered.

     12. APPLICABLE LAW. The Plan shall be construed and administered in accordance with the internal laws of the State of Illinois.

     13. SUCCESSORS. The Plan shall be binding upon any assignee or successor in interest to the Company whether by merger, consolidation or the sale of all or substantially all of the Company's assets.

     14. AMENDMENT AND TERMINATION. The Plan may be amended or terminated at any time by resolution of the Company's Board of Directors or its Human Resources Committee.

                                                                     EXHIBIT "E"

                               A. M. CASTLE & CO.
                   1990 RESTRICTED STOCK AND STOCK OPTION PLAN

                                   I.  GENERAL

     1. PURPOSE. The A. M. Castle & Co. 1990 Restricted Stock and Stock Option Plan (the "1990 Plan") has been established by A. M. Castle & Co. (the "Company") to:

     (a) attract and retain key executive, managerial, supervisory and professional employees;

     (b) motivate participating employees to put forth their maximum effort for the continued growth of the Company and its Subsidiaries;

     (c) further identify Participants' interests with those of the Company's shareholders; and

     (d) provide incentive compensation opportunities which are competitive with those of other corporations;

and thereby promote the long-term financial interest of the Company and its Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

     2. EFFECTIVE DATE. The 1990 Plan shall become effective upon the ratification by the holders of the majority of those shares present in person or by proxy at the Company's 1990 annual meeting of its shareholders; provided, however, that any awards that may be made under the Plan after adoption of the 1990 Plan by the Board but within the 12 month period preceding the Effective Date shall be contingent on approval of the Plan by the shareholders of the Company. The 1990 Plan shall be unlimited in duration and, in the event of plan termination, shall remain in effect as long as any awards under it are outstanding.

     3.   DEFINITIONS.  The following definitions are applicable to the 1990
Plan.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Human Resources Committee, or such other committee as may be designated from time to time by the Board comprising of at least three or more members of the Board who would be classified as "disinterested persons" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" of any Stock means, as of any date, the closing market composite price for such Stock as reported for the American Stock Exchange-Composite Transactions on that date or, if Stock is not traded on that date, on the next preceding date on which Stock was traded.

     "Participant" means any employee of the Company or any Subsidiary who is selected by the Committee to participate in the 1990 Plan.

     "Related Company" means any corporation during any period in which it is a Subsidiary, or during any period in which it directly or indirectly owns 50% or more of the total combined voting power of all classes of stock of the Company that are entitled to vote.

     "Restricted Period" has the meaning ascribed to it in part IV.

     "Restricted Stock" has the meaning ascribed to it in Part IV.

     "Stock" means A. M. Castle & Co. common stock.

     "Stock Option" means the right of a Participant to purchase Stock pursuant to an Incentive Stock Option or Non-Qualified Option awarded pursuant to the provisions of Part II or Part III.

     "Subsidiary" means any corporation during any period in which 50% or more of the total combined voting power of all classes of stock entitled to vote is owned, directly or indirectly, by the Company.

     4. ADMINISTRATION. The authority to manage and control the operation and administration of the 1990 Plan shall be vested in the Committee. Subject to the provisions of the 1990 Plan, the Committee will have authority to select employees to receive awards of Stock Options and Restricted Stock, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions and other provisions of such awards (including but not limited to the authority to provide that in the event of certain changes in the beneficial ownership of the Company's Stock or certain changes in the composition of the Board, Options and Restricted Stock shall automatically become fully exercisable and/or vested), and to cancel or suspend awards. In making such award determinations, the Committee may take into account the nature of services rendered by the respective employee, his or her present and potential contribution to the Company's success, and such other factors as the Committee deems relevant. Notwithstanding the foregoing, with respect to awards proposed to be made to officers of the Company, all such awards must be approved and ratified by the Board.

     The Committee is authorized to interpret the 1990 Plan, to establish, amend, and rescind any rules and regulations relating to the 1990 Plan, to determine the terms and provisions of any agreements made pursuant to the 1990 Plan, and to make all other determinations that may be necessary or advisable for the administration of the 1990 Plan. Any interpretation of the 1990 Plan by the Committee and any decision made by it under the 1990 Plan is final and binding on all persons.

     5. PARTICIPATION. Subject to the terms and conditions of the 1990 Plan, the Committee shall determine and designate, from time to time, the key executive, managerial, supervisory, and professional employees of the Company and its Subsidiaries who will participate in the 1990 Plan. In the discretion of the Committee, an eligible employee may be awarded Stock Options or Restricted Stock, or both, and more than one award may be granted to a Partic-ipant. Except as otherwise agreed to by the Company and the Participant, any award under the 1990 Plan shall not affect any previous award to the Participant under the 1990 Plan or any other plan maintained by the Company or its Subsidiaries.

     6. SHARES SUBJECT TO THE 1990 PLAN. The shares of Stock with respect to which awards may be made under the 1990 Plan shall be either authorized and unissued shares or issued and outstanding shares (including, in the discretion of the Board, shares purchased in the market). Subject to the provisions of paragraph I.10, the number of shares of Stock which may be issued with respect to awards under the 1990 Plan shall not exceed 350,000 shares in the aggregate. If, for any reason, any award under the 1990 Plan otherwise distributable in shares of Stock, or any portion of the award, shall expire, terminate or be forfeited or cancelled, or be settled in cash pursuant to the terms of the 1990 Plan and, therefore, any such shares are no longer distributable under the award, such shares of Stock shall again be available for award to an eligible employee (including the holder of such former award) under the 1990 Plan.

     7. COMPLIANCE WITH APPLICABLE LAWS AND WITHHOLDING OF TAXES. Notwithstanding any other provision of the 1990 Plan, the Company shall have no liability to issue any shares of Stock under the 1990 Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any shares of Stock under the 1990 Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares. In the case of a Participant who is subject to Section 16(a) and 16(b) of the Securities Exchange Act of 1934, the Committee may, at any time, add such conditions and limitations to any election to satisfy tax withholding obligations through the withholding or surrender of shares of Stock as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom. All awards and payments under the 1990 Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of shares of Stock which the Participant already owns, or to which a Participant is otherwise entitled under the 1990 Plan.

     8. TRANSFERABILITY. Stock Options and, during the period of restriction, Restricted Stock awarded under the 1990 Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. Stock Options may be exercised during the lifetime of the Participant only by the Participant.

     9. EMPLOYMENT AND SHAREHOLDER STATUS. The 1990 Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Subsidiary. No award under the 1990 Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of shares of stock.
If the redistribution of shares is restricted pursuant to paragraph 17, certificates representing such shares may bear a legend referring to such restrictions.

     10. ADJUSTMENTS TO NUMBER OF SHARES SUBJECT TO THE 1990 PLAN. In the event of any change in the outstanding shares of Stock of the Company by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, exchange or shares or other similar change, the aggregate number of shares of Stock with respect to which awards may be made under the 1990 Plan, and the terms and the number of shares of any outstanding Stock Options or Restricted Stock shall be equitably adjusted by the Committee and all such adjustments shall be conclusive upon all persons.

     11. AGREEMENT WITH COMPANY. At the time of any awards under the 1990 Plan, the Committee will require a Participant to enter into an agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the 1990 Plan and to such additional terms and conditions, not inconsistent with the 1990 Plan, as the Committee may, in its sole discretion, prescribe.

     12. AMENDMENT AND TERMINATION OF 1990 PLAN. Subject to the following provisions of this paragraph 12, the Board may at any time and in any way amend, suspend, or terminate the 1990 Plan. No amendment of the 1990 Plan and, except as provided in paragraph I.10, no action by the Committee shall, without further approval of the shareholders of the Company, increase the total number of shares of Stock with respect to which awards may be made under the 1990 Plan. No amendment, suspension or termination of the 1990 Plan shall alter or impair any Stock Option or Restricted Stock previously awarded under the 1990 Plan without the consent of the holder thereof.

                          II.  INCENTIVE STOCK OPTIONS

     1. DEFINITION. The award of an Incentive Stock Option under the 1990 Plan entitles the Participant to purchase shares of Stock at a price fixed at the time the option is awarded, subject to the following terms of this Part II.

     2. ELIGIBILITY. The Committee shall designate the Participants to whom Incentive Stock Options, as described in section 422a(b) of the Code or any successor section therein, are to be awarded under the 1990 Plan and shall determine the number of option shares to be offered to each of them. In no event shall the aggregate Fair Market Value (determined at the time the option is awarded and taking options into account in the order granted) of Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all plans of the Company and all Related Companies) exceed $100,000.

     3. PRICE. The purchase price of a share of Stock under each Incentive Stock Option shall be determined by the Committee; PROVIDED, HOWEVER, that in no event shall such price be less than the greater of (a) 100% of the Fair Market Value of a share of Stock as of the date the option is granted (110% of Fair Market Value with respect to Participants who at the time of the award are deemed to own at least 10% of the voting power of the Company), or (b) the par value of a share of Stock on such date. To the extent provided by the Committee, the full purchase price of each share of Stock purchased upon the exercise of any Incentive Stock Option shall be paid in cash or in shares of stock (valued at Fair Market Value as of the day of exercise), or in any combination thereof, at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto. Notwithstanding the foregoing provisions of this paragraph 3, the Committee may, in its sole discretion, by the terms of the Agreement granting Incentive Stock Options to a Participant, or thereafter, determine that the Company (or a Subsidiary) shall offer a Participant a loan for all or a portion of the option price. The terms of such loan, including the interest rate, security to be provided to the lender, and the terms of repayment, shall be established by the Committee. The Committee may also permit Incentive Stock Options to be exercised by a Participant through one or more loans from a stock brokerage firm upon assurance from the brokerage firm that any such loans shall be made in accordance with applicable margin requirements.

     4. EXERCISE. The Committee may impose such rules relating to the time and manner in which Incentive Stock Options may be exercised as the Committee deems appropriate; PROVIDED, HOWEVER, that no Incentive Stock Option may be exercised by a Participant (a) prior to the date on which he completes one continuous year of employment with the Company or any Related Company after the date of the award thereof, or (b) after the Expiration Date applicable to that option.

     5. OPTION EXPIRATION DATE. The "Expiration Date" with respect to an Incentive Stock Option or any portion thereof awarded to a Participant under the 1990 Plan means the earliest of:

     (a) the date that is 10 years after the date on which the Incentive Stock Option is awarded (5 years with respect to Participants who at the time of the award are deemed to own at least 10% of the voting power of the Company);

     (b) the date, if any, on which the Participant's continuous employment with the Company and all Related Companies terminates, if such continuous employment terminates prior to the first anniversary of the date of the award of the option; or

     (c) the date established by the Committee, or the date determined under a method established by the Committee, at the time of the award.

All rights to purchase shares of Stock pursuant to an Incentive Stock Option shall cease as of such option's Expiration Date.

                        III. NON-QUALIFIED STOCK OPTIONS

     1. DEFINITION. The award of a Non-Qualified Stock Option under the 1990 Plan entitles the Participant to purchase shares of Stock at a price fixed at the time the option is awarded, subject to the following terms of this Part III.

     2. ELIGIBILITY. The Committee shall designate the Participants to whom Non-Qualified Stock Options are to be awarded under the 1990 Plan and shall determine the number of option shares to be offered to each of them.

     3. PRICE. The purchase price of a share of Stock under each Non-Qualified Stock Option shall be determined by the Committee; PROVIDED, HOWEVER, that in no event shall such price be less than the greater of (a) 100% of the Fair Market Value of a share of Stock as of the date the option is granted, or
(b) the par value of a share of such Stock on such date. To the extent provided by the Committee, the full purchase price of each share of Stock purchased upon the exercise of any Non-Qualified Stock Option shall be paid in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise), or in any combination thereof, at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto. Notwithstanding the foregoing provisions of this paragraph 3, the Committee may, in its sole discretion, by the terms of the Agreement granting Non-Qualified Stock Options to a Partic-ipant, or thereafter, determine that the Company (or a Subsidiary) shall offer a Participant a loan for all or a portion of the option price. The terms of such loan, including the interest rate, security to be provided to the lender, and the terms of repayment, shall be established by the Committee. The Committee may also permit Non-Qualified Stock Options to be exercised by a Participant through one or more loans from a stock brokerage firm upon assurance from the brokerage firm that any such loans shall be made in accordance with applicable margin requirements.

     4. EXERCISE. The Committee may impose such rules relating to the time and manner in which Non-Qualified Stock Options may be exercised as the Committee deems appropriate; PROVIDED, HOWEVER, that no Non-Qualified Stock Option may be exercised by a Participant (a) prior to the date on which the Participant completes one continuous year of employment with the Company or any Related Company after the date of the award thereof, or (b) after the Expiration Date applicable to that option.

     5. OPTION EXPIRATION DATE. The "Expiration Date" with respect to a Non-Qualified Stock Option or any portion thereof awarded to a Participant under the 1990 Plan means the earliest of:

     (a) the date that is 10 years after the date on which the Non-Qualified Stock Option is awarded;

     (b) the date, if any, on which the Participant's continuous employment with the Company and all Related Companies terminates, if such continuous employment terminates prior to the first anniversary of the date of the award of the option; or

     (c) the date established by the Committee, or the date determined under a method established by the Committee, at the time of the award.

All rights to purchase shares of Stock pursuant to a Non-Qualified Stock Option shall cease as of such option's Expiration Date.

                              IV.  RESTRICTED STOCK

     1. DEFINITION. Restricted Stock awards are grants of Stock to Participants, the vesting of which is subject to a required period of employment and any other conditions established by the Committee.

     2. ELIGIBILITY. The Committee shall designate the Participants to whom restricted Stock is to be awarded, and the number of shares of Stock that are subject to the award.

     3. TERMS AND CONDITIONS OF AWARDS. All shares of Restricted Stock awarded to Participants under the 1990 Plan shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the 1990 Plan, as shall be prescribed by the Committee in its sole discretion and as shall be contained in the Agreement referred to in paragraph I.11.

     (a) Restricted Stock awarded to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, for a period determined by the Committee after the time of the award of such stock (the "Restricted Stock"). Except for such restrictions, the Participant as owned of such shares shall have all the rights of a shareholder, including but not limited to the right to vote such shares and, except as otherwise provided by the Committee, the right to receive all dividends paid on such shares.

     (b) The Committee may, in its discretion, at any time after the date of the award of Restricted Stock, adjust the length of the Restricted Period to account for individual circumstances of a Participant or group of Participants, but in no case shall the length of the Restricted Period be less than one year.

     (c) Except as otherwise determined by the Committee in its sole discretion, a Participant whose employment with the Company and all Related Companies terminates prior to the end of the Restricted Period for any reason shall forfeit all shares of Restricted Stock remaining subject to any outstanding Restricted Stock Award.

     (d) Each certificate issued in respect of shares of Restricted Stock awarded under the 1990 Plan shall be registered in the name of the Participant and, at the discretion of the Committee, each such certificate may be deposited in a bank designated by the Committee. Each such certificate shall bear the following (or a similar) legend:

          "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the A. M. Castle & Co. 1990 Restricted Stock and Stock Option Plan and an agreement entered into between the registered owner and A. M. Castle & CO. A copy of such plan and agreement is on file in the office of the Secretary of A. M. Castle & Co., 3400 North Wolf Road, Franklin Park, Illinois 60131."

     (e) At the end of the Restricted Period for Restricted Stock, such Restricted Stock will be transferred free of all restrictions to a Participant (or his or her legal representative, beneficiary or heir).

     4. SUBSTITUTION OF CASH. The Committee may, in its discretion, substitute cash equal to the Fair Market Value (determined as of the date of distribution) of Stock otherwise required to be distributed to a Participant in accordance with paragraph IV.3.

                                                                     EXHIBIT "F"

                    DESCRIPTION OF MANAGEMENT INCENTIVE PLAN


Under the Management Incentive Plan, an incentive is earned after the Company exceeds an established rate of return on net worth after taxes. The objectives are established each year for districts, regions, specialty product groups and the Company as a whole. Historically the goal has been set based upon the median and upper quartile industry performance as measured by pre-tax return on assets. These measurements are then converted to an after tax return on investment standards using the corporate policy leverage target of 2.5. The return on investment goals are then in turn applied to estimated year-end net worth to establish the Company's profit goals. For 1994, the Board and manage-ment established the cut-in point for payment of management incentive at a rate of return equivalent to eighty cents ($.80) per share. The maximum incentive level would be reached at a rate of return after the equivalent to One Dollar Sixty two Cents ($1.62) per share.

For districts, regional and special product group plan participants, cut-in goals and maximum incentives are proportionate. The plan is structured such that an earning corridor is established and all plan participants will receive a proportionate share of their incentive payout as the Company progresses along the profit corridor. This would result in all plan participants reaching fifty percent (50%) of their possible incentive payout when the Company has reached fifty percent (50%) toward its maximum profit objective, and all plan partici-pants will reach one hundred percent (100%) of incentive payout when the maximum incentive level/rate of return is realized.